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                                                                    EXHIBIT 99.1

             LITIGATION CURRENTLY PENDING AGAINST ORTHALLIANCE, INC.

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
                                                         DATE ACTION
   NAMES OF AFFILIATED PRACTITIONER PARTIES            ORIGINALLY FILED                    COURT IN WHICH PENDING
   ----------------------------------------            ----------------                    -----------------------
-   Dr. Kenneth Brehnan                                October 30, 2001      Marin, County, California state Superior Court

-   Dr. T. Barry Clower                                May 22, 2001          Originally filed in Fulton County, Georgia state
                                                                             Superior Court; removed to U.S. District Court
                                                                             for the Northern District of Georgia

-   Dr. Michael J. DeVito                              July 17, 2001         Pinellas County, Florida state Circuit Court

-   Dr. Robert C. Penny, Dr. Keith Stewart,            July 30, 2001         Originally filed in Johnson County, Texas
    Dr. William M. Reeves, Dr. Ronald C.                                     state District Court; removed to U.S. District
    Barnett, Dr. Robert P. Buck, Dr. Monte                                   Court for the Northern District of Texas;
    Collins, Dr. Michael L. Johnson, Dr.                                     consolidated with  action originally filed
    Michael Habern, Dr. Lester H.                                            August 1, 2001 in Travis County, Texas state
    Kuperman, Dr. Joe M. Richards, Dr.                                       District Court and removed to U.S. District
    Claude R. Stephens, Jr. and Dr. Hal C.                                   Court for the Western District of Texas
    Stevenson

-   Dr. David Tod Garner and Dr. Suellen               November 6, 2003      U.S. District Court for the Middle District of
    Rodeffer                                                                 Florida

-   Dr. Gregory P. Scott                               November 6, 2003      U.S. District Court for the Middle District of
                                                                             Florida

-   Dr. Robert L. McClurg, Dr. Joseph W.               August 13, 2001       Sacramento County, California state Superior
    Gray, Dr. Lesley O. Starnes and Dr.                                      Court
    Brian Nettleman

-   Dr. Ronald A. Cohen                                August 17, 2001       Originally filed in Allen County, Indiana state
                                                                             Superior Court; removed to U.S. District Court
                                                                             for the Northern District of Indiana

-   Dr. Thomas W. Surber, Dr. Randall A.               August 21, 2001       Originally filed in Lake County, Indiana state
    Schmidt, Dr. Don. E. Lahrman, Dr. Ben                                    Superior Court; removed to U.S. District Court
    B. Pence and Dr. Charles M. Simons                                       for the Northern District of
                                                                             Indiana; consolidated  with action originally
                                                                             filed August 29, 2001 in Bartholomew County,
                                                                             Indiana state Circuit Court and removed to
                                                                             U.S. District Court for the Southern District of
                                                                             Indiana

-   Dr. David L. Crouch and Dr. Donald L.              August 28, 2001       Originally filed in King County, Washington
    Grim                                                                     state Superior Court; removed to U.S. District
                                                                             Court for the Western District of Washington;
                                                                             appealed to the U.S. Court of Appeals for the
                                                                             Ninth Circuit

-   Dr. Wayne Hester, Dr. Dana F. Fender,              September 10,         Originally filed in Fulton County, Georgia state
    Dr. Sammy A. Caves and Dr. George Mitchell         2001                  Superior Court; removed to U.S. District Court
                                                                             for the Northern District of Georgia
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
                                                    DATE ACTION
 NAMES OF AFFILIATED PRACTITIONER PARTIES          RIGINALLY FILED                        COURT IN WHICH PENDING
 ----------------------------------------          ---------------                       -----------------------
-   Dr. Gilbert J. Snow, Dr. William B.           October 29, 2001         Los Angeles County, California state Superi
    Brady, Dr. Victor S. Sands, Dr. Rudolf                                 Court
    E. Mayer, Dr. Ronald C. Maddox, Dr.
    Louis F. Mascola, Dr. Kurt Stormberg,
    Dr. Mario Ricciardi and Dr. Stephen C.
    Yao

-   Dr. Anthony R. Togrye                         November 7, 2001         Originally filed in Rutherford County,
                                                                           Tennessee state Circuit Court; removed to U.S.
                                                                           District Court for the Middle District of Tennessee

-   Dr. Kirk J. Nielson and Dr. S. Kent           February 25, 2002        Originally filed in Denver, Colorado state
    Lauson                                                                 District Court; removed to U.S. District Court
                                                                           for the District of Colorado

-   Dr. Douglas D. Durbin and Dr. John H.         March 8, 2002            Originally filed in Fayette County, Kentucky
    Huang                                                                  state Circuit Court; removed to U.S. District
                                                                           Court for the Eastern District of Kentucky

-   Dr. Eugene Humphries, Dr. Douglas             May 15, 2003             Los Angeles County state Superior Court
    Hom and Dr. Paul Lee

-   Dr. Hal Stevenson                             July 1, 2003             U.S. District Court for the Northern District of
                                                                           Texas

-   Dr. Ronald C. Perkins                         July 11, 2003            Dallas County, Texas state District Court

-   Dr. Ronald C. Perkins and Dr. Jim Bill        August 1, 2003           U.S. District Court for the Northern District of
    Morrow                                                                 Texas

-   Dr. Gregg G. Hipple                           September 5, 2003        U.S. District Court, District of Minnesota

-   Dr. Steve Cole                                September 17,            U.S. District Court for the Northern District of
                                                  2003                     Texas

-   Dr. Ronald Parsons                            November 6, 2000         U.S. District Court for the Northern District of
                                                                           Georgia; appealed to the U.S. Court of Appeals
                                                                           for the Eleventh Circuit

-   Dr. Robert N. Borkowski                       November 21,             U.S. District Court for the Northern District of
                                                  2003                     Texas

-   Dr. John Hansen                               February 24, 2004        U.S. District Court for the Western District of
                                                                           Massachusetts
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